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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT of 1934

                                  April 9, 2002
                                 Date of Report



                                  T REIT, INC.
             (Exact name of registrant as specified in its charter)


        Virginia                      333-77229              52-2140299
 --------------------------        ---------------       -------------------
(State or other jurisdiction    (Commission File No.)     (I.R.S. Employer
      of incorporation)                                  Identification No.)


                              1551 N. Tustin Avenue
                                    Suite 650
                           Santa Ana, California 92705
                    (Address of principal executive offices)



                                 (877) 888-7348
              (Registrant's telephone number, including area code)


                                       N/A
          (former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Pacific Corporate Park - Lake Forest, California
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     On March 25, 2002, T REIT, Inc. (the "Company") purchased an approximately
38% membership interest in NNN Pacific Corporate Park 1, LLC ("PCP-LLC") a Virginia limited liability company and an affiliate of Triple Net Properties, LLC, the Company's advisor (the "Advisor"). PCP-LLC is a special purpose entity created for the sole purpose of purchasing an interest in Pacific Corporate Park. PCP-LLC simultaneously purchased a 60% undivided tenant-in-common interest in Pacific Corporate Park, an office park consisting of six Class A office buildings in Lake Forest, California containing a combined area of 167,486 rentable square feet on a 11.74 acre site. The seller was United States Fidelity and Guaranty Company, an unaffiliated party. The remaining undivided tenant-in-common interest was purchased by NNN Pacific Corporate Park VF, LLC, an affiliate of the Advisor. The total purchase price of Pacific Corporate Park was approximately $23,728,000. The purchase was financed by CIBC, Inc. which provided a $15,500,000 first mortgage bridge loan at an interest rate of 3.25% over the London Interbank Offered Rate ("LIBOR"), with interest-only payments for two years and two six-month extensions at the borrowers' election upon payment of a 0.25% fee upon each extension. The borrowers locked the initial interest rate for 60 days at a spread of 3.25% over 60-day LIBOR (1.95% at March 25, 2002). After the initial 60-day rate lock period, the borrowers may elect to lock the rate for periods ranging from one to six months at a spread of 3.25% over the applicable LIBOR. PCP-LLC's proportionate share of the purchase price was $14,237,100 consisting of $4,937,100 in cash and $9,300,000 in debt. PCP-LLC is jointly and severally liable with the other tenant in common for the total debt of $15,500,000.

     Pacific Corporate Park consists of six two-story Class A suburban office buildings built in 2000. The property features onsite parking with 4 spaces per 1,000 square feet. The property is located at 25341-25391 Commercentre Drive, adjacent to Interstate Highway 5 (I-5), California's main Interstate connecting San Diego, Los Angeles and San Francisco, and the local Route 133 Freeway and Route 241 Toll Road. As of March 15, 2002, Pacific Corporate Park was 79% occupied with 15 tenants. Tenants are predominantly high-tech companies and all leases are "triple net" with tenants responsible for all expenses. Major tenants include Bank One, Open Bid Exchange, Computer Education Institute and Freedom Communications Interactive. The annual rental income from these tenants approximates 8.5%, 16%, 12% and 10.5%, respectively, of the property's total rental income per year. No leases expire until 2004. In 2004 and 2005, leases representing approximately 20% and 54% of the total rentable square feet of the building expire, respectively. A total of 132,324 square feet was leased to tenants as of March 15, 2002.

     Triple Net Properties Realty, Inc., an affiliate of the Advisor, was paid a real estate commission of $580,000 by the seller of Pacific Corporate Park. Triple Net Properties Realty, Inc. also has been retained to manage the property for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.



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     Pursuant to the Operating Agreement of PCP-LLC, the Company is responsible for paying its proportionate share of certain fees and expenses of PCP-LLC because of its status as a member of PCP-LLC. The Advisor has agreed to reimburse the Company for such fees and expenses to the extent that they exceed the amounts the Company would have otherwise incurred had it purchased an interest in the property directly.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements.

     It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     T REIT, INC.


Date: April 9, 2002                  By:  /s/ Anthony W. Thompson
                                          --------------------------
                                          Anthony W. Thompson
                                          President and Chief Executive Officer






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